                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the inclusion in this Amendment No.1 to Registration  Statement on
Form SB-2,  of our report  which  includes an  explanatory  paragraph  as to the
Company's  ability to continue as a going  concern,  dated March 11, 2005,  with respect to our audit of the  financial  statements  and  related  statements  of operations,  stockholders' deficiency, and cash flows of Water Chef, Inc., which report  appears  in the  Prospectus,  which  is part of this  Amendment  No.1 to
Registration  Statement on Form SB-2.  We also  consent to the  reference to our firm under the heading "Experts" in such Prospectus.

                                                   /s/ Marcum & Kliegman LLP

New York, New York
May 4, 2005